CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 13, 2017, relating to the financial statements and financial highlights, which appears in Vanguard Short-Term Bond Index Fund, Vanguard Intermediate-Term Bond Index Fund and Vanguard Long-Term Bond Index Fund’s Annual Report on Form N-CSR for the year ended December 31, 2016, and of our reports dated February 17, 2017, relating to the financial statements and financial highlights, which appear in Vanguard Total Bond Market Index Fund, Vanguard Total Bond Market II Index Fund and Vanguard Inflation-Protected Securities Fund’s (constituting Vanguard Bond Index Funds) Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 24, 2017